UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2022

Enviva Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave., Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2022, the offering of the Mississippi Business Finance Corporation’s (the “Issuer”) Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) (the “Bonds” and such offering, the “Offering”) in the aggregate principal amount of $100,000,000 closed. The proceeds of the Offering are being loaned to Enviva Inc. (the “Company”) pursuant to the Loan and Guaranty Agreement (as defined below) to fund a portion of the costs of acquiring, constructing, equipping, and financing the Company’s wood pellet production plant to be located near Bond, Mississippi (the “Project”) and to pay costs and expenses of the Offering.

Loan and Guaranty Agreement

The Company entered into that certain Loan and Guaranty Agreement (the “Loan and Guaranty Agreement”), dated as of November 1, 2022 and effective as of November 22, 2022, by and among the Issuer, the Company, and certain of the Company’s subsidiaries as guarantors. Pursuant to the Loan and Guaranty Agreement, the Company borrowed $100,000,000 (the “Loan”), representing the gross proceeds of the Offering, from the Issuer. The Loan and Guaranty Agreement contains customary representations and warranties and events of default. The Loan matures in full on July 15, 2047 and is subject to mandatory prepayment requirements in connection with certain change of control triggering events, mandatory redemption of the Bonds, and certain events of default as set forth more fully in the Loan and Guaranty Agreement. Further, the Bonds are subject to mandatory tender for purchase by the Company on July 15, 2032 at a purchase price equal to 100% of the principal amount of the Bonds, plus accrued interest. Such prepayment may be required prior to maturity. The Loan bears interest at a rate equal to the rate of interest on the Bonds (7.75%). Interest is payable in arrears on January 15 and July 15 of each year, commencing on January 15, 2023. The Company’s obligations under the Loan and Guaranty Agreement are guaranteed by most of the Company’s existing subsidiaries and may be guaranteed by certain future restricted subsidiaries.

The foregoing description of the Loan and Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Guaranty Agreement, dated as of November 1, 2022, by and among the Mississippi Business Finance Corporation, Enviva Inc., and certain subsidiaries of Enviva Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA INC.

Date: November 22, 2022
	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Senior Vice President, Deputy General Counsel, and Secretary

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